EXHIBIT 10.21

BRAEMAR HOTELS & RESORTS INC.
SECOND AMENDED AND RESTATED
2013 EQUITY INCENTIVE PLAN
LTIP UNIT AWARD AGREEMENT
Name of the Grantee: ___________________ (the “Grantee”)
Number of LTIP Units Awarded: [___________]
Grant Effective Date: [_____________, 2020]
RECITALS
A.    The Grantee is an eligible participant in the Second Amended and Restated 2013 Equity Incentive Plan (as amended and supplemented from time to time, the “Plan”) of Braemar Hotels & Resorts Inc. (the “Company”). The Company conducts substantially all of its operations through its indirect subsidiary Braemar Hospitality Limited Partnership (the “Partnership”), through Braemar OP General Partner, LLC (“GP”), a wholly-owned subsidiary of the Company and the sole general partner of the Partnership.
B.    Pursuant to the Company’s Plan and the Third Amended and Restated Agreement of Limited Partnership, as may be amended from time to time (the “LP Agreement”), of the Partnership, the Company and GP, as general partner of the Partnership, hereby grant to the Grantee an Other Stock-Based Award (as defined in the Plan and referred to herein as an “Award”) in the form of, and by causing the Partnership to issue to the Grantee, the number of LTIP Units (as defined in the LP Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement. Upon the close of business on the Grant Effective Date pursuant to this LTIP Unit Award Agreement (this “Agreement”), the Grantee shall receive the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein, in the Plan and in the LP Agreement. Unless otherwise indicated, capitalized terms used herein shall have the meanings given to those terms in the Plan or as defined in Section 2.
NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:
1.Effectiveness of Award. The Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Effective Date by (i) signing and delivering to the Partnership a copy of this Agreement, and (ii) if not previously admitted as a Limited Partner (as defined in the LP Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the LP Agreement (attached hereto as Exhibit A) and delivering all other documentation required to be delivered upon admittance of a Limited Partner to the Partnership, as set forth in the LP Agreement. Upon execution of this Agreement by the Grantee, the Partnership, GP and the Company, the LP Agreement shall be amended to reflect the issuance to the Grantee of the Award LTIP Units. Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award

LTIP Units, as set forth in the LP Agreement, subject, however, to the restrictions and conditions specified in this Agreement.
2.Vesting of Award LTIP Units.
(i)    Except as otherwise provided in Sections 2(iii) and 2(iv) below, the Award LTIP Units shall become vested in accordance with the provisions set forth on Exhibit D.
(ii)    There shall be no proportionate or partial vesting of Award LTIP Units in or during the months, days or periods prior to each date on which Award LTIP Units vest in accordance with the provisions set forth on Exhibit D (each, a “Vesting Date”), and all vesting of Award LTIP Units shall occur only on the applicable Vesting Date. Unless otherwise set forth in the Grantee’s Employment Agreement ( the “Service Agreement”) with Ashford Inc. and Ashford Hospitality Advisors LLC (collectively, “Advisor”), upon the termination or cessation of the Grantee’s Continuous Service, other than without Cause by the Company, Advisor or their respective Affiliates or for Good Reason by the Grantee, any portion of the Award LTIP Units which is not yet then vested shall automatically and without notice or payment of any consideration by the GP, the Company, the Partnership or Advisor terminate, be forfeited and be and become null and void and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in Non-Vested LTIP Units.
(iii)    Notwithstanding any other term or provision of this Agreement, unless otherwise set forth in the Grantee’s Service Agreement, if the Grantee’s Continuous Service is terminated without Cause by the Company, Advisor or their respective Affiliates or for Good Reason by the Grantee, then the Non-Vested LTIP Units subject to this Agreement that have not been previously forfeited shall immediately vest as of the date of such termination without Cause or for Good Reason.
(iv)    Notwithstanding anything to the contrary in this Section 2, to the extent the Grantee is a party to another agreement or arrangement with the Company that provides accelerated vesting of the Award LTIP Units in the event of certain types of employment terminations or any other applicable vesting-related events or provides more favorable vesting provisions than provided for in this Agreement, the more favorable vesting terms of such other agreement or arrangement shall control.
(v)    For purposes of this Agreement, the following terms shall have the meanings indicated:
“Cause” for termination of the Grantee’s employment means (A) if the Grantee is a party to a Service Agreement with the Company, an Affiliate of the Company, or Advisor, and “cause” is defined therein, such definition, or (B) if the Grantee is not party to a Service Agreement or the Grantee’s Service Agreement does not define “cause,” then Cause shall have the meaning set forth in the Plan.
“Change of Control” means if the Grantee is a party to a Service Agreement with the Company, an Affiliate of the Company or Advisor, and “change of control” is defined therein, such definition, and any “change in control” as defined in the Plan. If the Grantee is not party to a

Service Agreement or the Grantee’s Service Agreement does not define “change of control,” then Change of Control shall have the meaning set forth in the Plan.
“Continuous Service” means the continuous service to the Advisor, as Advisor to the Company and any subsidiary of the Company, without interruption or termination, in any capacity of employee, member of the Board or, with the written permission of the Company, consultant. Continuous Service shall not be considered interrupted in the case of (A) any approved leave of absence, (B) transfers among the Company and any subsidiary, or any successor, in any capacity of employee, member of the Board or consultant, or (C) any change in status as long as the individual remains in the service of the Company and any subsidiary of the Company in any capacity of employee, member of the Board or (if the Company specifically agrees in writing that the Continuous Service is not uninterrupted) a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Good Reason” means (A) if the Grantee is a party to a Service Agreement with the Company or an Affiliate of the Company, and “good reason” is defined therein, such definition, or (B) if the Grantee is not party to a Service Agreement or the Grantee’s Service Agreement does not define “good reason,” then Good Reason shall have the meaning set forth in the Plan.
“Non-Vested LTIP Units” means any portion of the Award LTIP Units subject to this Agreement that has not become vested pursuant to Section 2.
“Vested LTIP Units” means any portion of the Award LTIP Units subject to this Agreement that is and has become vested pursuant to Section 2.
3.Distributions. Distributions on the Award LTIP Units, whether Non-Vested LTIP Units or Vested LTIP Units, shall be paid to the Grantee to the extent provided for in the LP Agreement.
4.Rights with Respect to Award LTIP Units. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Agreement, then and in that event, the Committee shall take such action as shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the number of Award LTIP Units then subject to this Agreement and substitution of other Awards under the Plan or otherwise. The Grantee shall have the right to vote the Award LTIP Units if and when voting is allowed under the LP Agreement, regardless of whether vesting has occurred.
5.Incorporation of Plan. This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.
6.Restrictions on Transfer. None of the Award LTIP Units granted hereunder shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law (each such action a “Transfer”), or redeemed in accordance with the LP Agreement (i) prior to vesting, (ii) for a period of two (2) years beginning on the Grant Effective Date other than in connection with a Change of Control, and (iii) unless such Transfer is in compliance with all applicable securities’ laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the LP Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee, Non-Vested LTIP Units that have been held for a period of at least two (2) years beginning on the Grant Effective Date specified above may be Transferred to (w) the spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (x) a trust or trusts for the exclusive benefit of the Grantee and such Immediate Family Members, (y) a partnership in which the Grantee and such Immediate Family Members are the only partners, or (z) one or more entities in which the Grantee has a 10% or greater equity interest, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers by such transferees of Non-Vested LTIP Units shall be prohibited except those in accordance with this Section 6. In connection with any Transfer of Award LTIP Units granted hereunder, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Upon any such transfer, the Grantee’s Capital Account (as defined in the LP Agreement) in the Partnership will be reduced, and the transferee’s Capital Account in the Partnership will be credited, with such portion of the Grantee’s Capital Account as is properly allowable to the transferred Award LTIP Units. Any attempted Transfer of Award LTIP Units granted hereunder not in accordance with the terns and conditions of this Section 6 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
7.Legend. The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.
8. Tax Matters; Section 83(b) Election. The Grantee hereby agrees to make an election to include in gross income in the year of transfer the Award LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder.

9.Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Grantee will pay to the Company or, if appropriate, any of its subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
10.Amendment, Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 1.4 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent.
11.Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
12.Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Grant Effective Date and as of each Vesting Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit C was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.
13.No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any subsidiary is obligated by or as a result of the Plan or this Agreement to continue to have the Grantee provide services to it or to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any subsidiary to terminate its service relationship with the Grantee or the employment of the Grantee at any time.
14.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

15.Status of Award LTIP Units under the Plan. The Award LTIP Units are issued as equity securities of the Partnership and granted as “Other Stock-Based Awards” under the Plan. Subject to certain limitations set forth in the LP Agreement, the LTIP Units are convertible into Common Partnership Units (as defined in the LP Agreement), and after any such conversion, the Common Partnership Units are subject to the redemption rights set forth in the LP Agreement. In lieu of a cash redemption, the GP, at the direction of the Company, will have the right at its option to issue Common Stock in exchange for such Common Partnership Units, subject to certain limitations set forth in the LP Agreement, and such Common Stock, if issued, will be issued under the Plan. The Grantee acknowledges that the Grantee will have no right to approve or disapprove such election by the GP.
16.Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
17.Section 409A. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Grantee, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (i) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Grantee.
18.Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).
19.Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
20.Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
21.Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

22.Successors and Assigns. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Partnership.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award to be executed as of [________________, 2020].

BRAEMAR HOTELS & RESORTS INC.

By:
Name: Robert G. Haiman
Title: Executive Vice President,
General Counsel & Secretary

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP

By:     Braemar OP General Partner LLC,
     Its General Partner

By:
Name: Robert G. Haiman
Title: Executive Vice President,
General Counsel & Secretary

BRAEMAR OP GENERAL PARTNER LLC

By:
Name: Robert G. Haiman
Title: Executive Vice President,
General Counsel & Secretary

The Grantee

Name: [____________________]
Address:

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